UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2009

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 30, 2009, Cytokinetics, Incorporated issued a press release announcing today that a poster presentation summarizing interim data from the Phase I portion of a Phase I/II clinical trial data evaluating SB-743921, a novel inhibitor of kinesin spindle protein (KSP), in patients with non-Hodgkin and Hodgkin lymphoma was presented at the 2009 Annual Meeting of the American Society of Clinical Oncology (ASCO) held from May 29 – June 2, 2009 in Orlando, FL. The poster highlighted that greater dose-density has been achieved with a dosing schedule of days 1 and 15 of a 28-day cycle in this clinical trial, as compared to a previous Phase I trial evaluating SB-743921. In addition, a potential amplified efficacy signal was observed without any significant increase in side effects. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
-----------------------
99.1 Press Release, dated May 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

May 30, 2009	By:	/s/ Michael S. Rabson

Name: Michael S. Rabson
Title: Senior Vice President, Business Development and Legal, General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 30, 2009